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                                                                    Exhibit 23.3


MCGLADREY & PULLEN, LLP                                                      RSM
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Certified Public Accountants and Consultants                       International



                         Independent Auditor's Consent



We consent to the incorporation by reference in the Registration Statement on Form S-3 of First Midwest Bancorp, Inc., pertaining to the registration of 125,000 shares of its Common Stock, of our report dated July 29, 1994, accompanying the consolidated financial statements incorporated by reference in the Form 10-KSB Annual Report of CF Bancorp, Inc. for the fiscal year ended June 30, 1994 and to the reference to our firm under the heading "Experts" in the prospectus.



                                       MCGLADREY & PULLEN, LLP



Davenport, Iowa
July 31, 1995



                                                                       Worldwide
220 North Main Street, Suite 900                                        Services
Davenport, Iowa 52801-1992                                               Through
(319) 326-5111 FAX (319) 324-6939                              RSM International